QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 32

SECTION 1350 CERTIFICATIONS

        To my knowledge, this Report on Form 10-Q for the period ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of State Street Corporation.

Date: November 2, 2007	By:	/s/ RONALD E. LOGUE Ronald E. Logue, Chairman and Chief Executive Officer
Date: November 2, 2007	By:	/s/ EDWARD J. RESCH Edward J. Resch, Executive Vice President, Chief Financial Officer and Treasurer

QuickLinks

  EXHIBIT 32
SECTION 1350 CERTIFICATIONS